                                                                    Exhibit 99.6

                         UNITED STATES BANKRUPTCY COURT

 SOUTHERN DISTRICT OF NEW YORK
-------------------------------------x

In re:                                                    Chapter 11 Case No.

GLOBAL CROSSING LTD., et al.,                             02 - 40188

                                                          (Jointly Administered)
                      Debtors.
-------------------------------------x

                         MONTHLY OPERATING STATEMENT FOR
              THE PERIOD FROM NOVEMBER 1, 2002 TO NOVEMBER 30, 2002

   DEBTORS' ADDRESS:  GLOBAL CROSSING LTD. (IN PROVISIONAL LIQUIDATION IN THE
                      SUPREME COURT OF BERMUDA)
                      WESSEX HOUSE
                      45 REID STREET
                      HAMILTON HM 12, BERMUDA

                      MONTHLY DISBURSEMENTS MADE BY GLOBAL CROSSING LTD. (IN PROVISIONAL LIQUIDATION IN THE SUPREME COURT OF BERMUDA)
                      AND ITS DEBTOR SUBSIDIARIES (IN MILLIONS):    $212

   DEBTORS' ATTORNEYS:  WEIL, GOTSHAL & MANGES LLP
                        767 FIFTH AVENUE
                        NEW YORK, NY 10153

                      CONSOLIDATED MONTHLY OPERATING
                      LOSS (IN MILLIONS):                           $(32)

REPORT PREPARER:      GLOBAL CROSSING LTD., DEBTOR IN POSSESSION (IN PROVISIONAL
                      LIQUIDATION IN THE SUPREME COURT OF BERMUDA)

THIS OPERATING STATEMENT MUST BE SIGNED BY A REPRESENTATIVE OF THE DEBTOR

     The undersigned, having reviewed the attached report and being familiar with the Debtor's financial affairs, verifies under the penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.

                                                    /s/ Dan J. Cohrs
                                                    ----------------------------
                                                                    Dan J. Cohrs
                                                    Executive Vice-President and
                                                         Chief Financial Officer

Indicate if this is an amended statement by checking here

                                         AMENDED STATEMENT_____

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

            INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES

                                                                                                                   PAGE
                                                                                                                   ----
Financial Statements as of and for the Month Ended November 30, 2002:

   Consolidated Balance Sheet.................................................................................        1

   Consolidated Statement of Operations.......................................................................        2

   Consolidated Statement of Cash Flows.......................................................................        3

   Notes to Consolidated Financial Statements.................................................................        4

Schedules:

   Schedule 1: Consolidating Balance Sheet as of November 30, 2002............................................       18

   Schedule 2: Consolidating Statement of Operations for the Month Ended November 30, 2002....................       19

   Schedule 3: Schedule of Cash Disbursements and Receipts for the Four Weeks ended November 29, 2002.........       20

   Schedule 4: Total Disbursements by Filed Legal Entity for the Month Ended November 30, 2002................       21

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                           CONSOLIDATED BALANCE SHEET*
                                NOVEMBER 30, 2002
                              (UNAUDITED) (NOTE 1)

              (in millions, except share and per share information)

ASSETS:
Cash and cash equivalents..........................................................................   $          320
Restricted cash and cash equivalents...............................................................              328
Accounts receivable, net...........................................................................              537
Other assets and prepaid costs.....................................................................              162
                                                                                                      --------------
   Total current assets............................................................................            1,347
Property and equipment, net........................................................................            9,339
Investments in and advances to/from affiliates, net................................................              503
Other assets.......................................................................................              107
Net assets of discontinued operations..............................................................              397
                                                                                                      --------------
   Total assets                                                                                       $       11,693
                                                                                                      ==============

LIABILITIES:
Liabilities not subject to compromise
   Accounts payable ...............................................................................   $          218
   Accrued construction costs......................................................................              137
   Accrued cost of access..........................................................................              168
   Accrued interest and dividends..................................................................               --
   Current portion of deferred revenue.............................................................              256
   Current portion of long-term debt...............................................................               --
   Current portion of obligations under capital leases.............................................               15
   Other current liabilities.......................................................................              495
                                                                                                      --------------
   Total current liabilities.......................................................................            1,289
   Long-term debt..................................................................................               --
   Obligations under capital leases................................................................               68
   Deferred revenue  ..............................................................................            1,956
   Other deferred liabilities......................................................................              119
                                                                                                      --------------
   Total liabilities not subject to compromise.....................................................            3,432
                                                                                                      --------------
Liabilities subject to compromise
   Accounts payable ...............................................................................              152
   Accrued construction costs......................................................................              215
   Accrued cost of access..........................................................................              287
   Accrued interest and dividends..................................................................              194
   Other liabilities...............................................................................              590
   Debt obligations................................................................................            6,634
   Obligations under capital leases................................................................               48
                                                                                                      --------------
   Total liabilities subject to compromise**.......................................................            8,120
                                                                                                      --------------
   Total liabilities      .........................................................................           11,552
                                                                                                      --------------

MINORITY INTEREST..................................................................................               --
                                                                                                      --------------
MANDATORILY REDEEMABLE AND CUMULATIVE CONVERTIBLE PREFERRED STOCK..................................            3,269
                                                                                                      --------------
SHAREHOLDERS' EQUITY:
      Common stock, 3,000,000,000 shares authorized, par value $.01 per share,
       910,164,610 shares issued as of November 30, 2002...........................................                9
      Treasury stock, 22,033,758 shares............................................................             (209)
      Additional paid-in capital and other shareholders' equity....................................           13,432
      Accumulated deficit..........................................................................          (16,360)
                                                                                                      --------------
                                                                                                              (3,128)
                                                                                                      --------------
           Total liabilities and shareholders' equity..............................................   $       11,693
                                                                                                      ==============

*The accompanying notes are an integral part of this financial statement. As described in the accompanying notes to consolidated financial statements, the Company has deconsolidated the financial position of Asia Global Crossing, Ltd. and its subsidiaries effective November 18, 2002.

**Total liabilities subject to compromise is the current estimate by Global
  Crossing Ltd. (in provisional liquidation in the Supreme Court of Bermuda) and its debtor subsidiaries of the total claims that will be restructured in their chapter 11 cases. See Notes 1 and 4.

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                      CONSOLIDATED STATEMENT OF OPERATIONS*
                      FOR THE MONTH ENDED NOVEMBER 30, 2002
                                   (UNAUDITED)

              (in millions, except share and per share information)

   REVENUES.....................................................  $         239
   OPERATING EXPENSES:
      Cost of access and maintenance............................            184
      Other operating expenses..................................             65
      Depreciation and amortization.............................             89
                                                                  -------------
                                                                            338
                                                                  -------------
   OPERATING LOSS...............................................            (99)
   OTHER INCOME (EXPENSE):
      Minority interest.........................................              9
      Interest expense..........................................             (6)
      Other income, net.........................................             64
                                                                  -------------
   LOSS FROM CONTINUING OPERATIONS
    BEFORE REORGANIZATION ITEMS.................................            (32)
   REORGANIZATION ITEMS:
      Professional fees.........................................             (4)
      Restructuring costs.......................................             (2)
      Retention plan costs......................................             (2)
      Interest income, net......................................              1
                                                                  -------------
   LOSS FROM CONTINUING OPERATIONS BEFORE PROVISION
    FOR INCOME TAXES............................................            (39)
      Benefit for income taxes..................................             12
                                                                  -------------
   LOSS FROM CONTINUING OPERATIONS..............................            (27)
      Loss from discontinued operations.........................             (5)
                                                                  -------------
   NET LOSS APPLICABLE TO COMMON SHAREHOLDERS...................  $         (32)
                                                                  =============
   LOSS PER COMMON SHARE, basic and diluted:
      Loss from continuing operations applicable to common
       shareholders.............................................  $       (0.03)
                                                                  =============
      Loss from discontinued operations, net....................  $       (0.01)
                                                                  =============
      Loss applicable to common shareholders....................  $       (0.04)
                                                                  =============
      Shares used in computing basic and diluted loss per share.    909,400,459
                                                                  =============

*The accompanying notes are an integral part of this financial statement.
 Includes the results of operations of Asia Global Crossing, Ltd. through November 17, 2002. As described in the accompanying notes to consolidated financial statements, the Company has deconsolidated the results of operations of Asia Global Crossing, Ltd. and its subsidiaries effective November 18, 2002.

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                      CONSOLIDATED STATEMENT OF CASH FLOWS*
                      FOR THE MONTH ENDED NOVEMBER 30, 2002
                                   (UNAUDITED)

                                  (in millions)

   CASH FLOWS FROM OPERATING ACTIVITIES:
    Net Loss..........................................................................  $       (32)
    Adjustments to reconcile net loss to net cash provided by operating activities:
      Loss from discontinued operations...............................................            5
      Depreciation and amortization...................................................           89
      Non cash other income...........................................................          (59)
      Provision for doubtful accounts.................................................            5
      Minority interest in net losses of consolidated subsidiaries....................           (9)
      Changes in operating assets and liabilities.....................................           65
                                                                                        -----------
        Net cash provided by operating activities.....................................           64
                                                                                        -----------
   CASH FLOWS FROM INVESTING ACTIVITIES:
      Purchases of property and equipment.............................................          (18)
      Change in restricted cash and cash equivalents..................................           (2)
                                                                                        -----------
        Net cash (used in) investing activities.......................................          (20)
                                                                                        -----------
   CASH FLOWS FROM FINANCING ACTIVITIES:
      Repayment of capital lease obligations..........................................           (1)
                                                                                        -----------
        Net cash (used in) financing activities.......................................           (1)
                                                                                        -----------
   CASH PROVIDED BY DISCONTINUED OPERATIONS...........................................            6
                                                                                        -----------
   NET INCREASE IN CASH AND CASH EQUIVALENTS..........................................           49
   CASH AND CASH EQUIVALENTS, beginning of period.....................................          271
                                                                                        -----------
   CASH AND CASH EQUIVALENTS, end of period...........................................  $       320
                                                                                        ===========
   SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     Cash paid for Reorganization Items:
      Cash paid for professional fees.................................................  $       (13)
      Cash paid for restructuring items...............................................           (5)
      Cash paid for retention payments................................................           (8)
                                                                                        -----------
                                                                                        $       (26)
                                                                                        ===========

*The accompanying notes are an integral part of this financial statement.
 Includes the results of operations and cash flows of Asia Global Crossing, Ltd. through November 17, 2002. As described in the accompanying notes to consolidated financial statements, the Company has deconsolidated the results of operations and cash flows of Asia Global Crossing, Ltd. and its subsidiaries effective November 18, 2002.

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollar amounts in millions, unless otherwise stated)
                                   (Unaudited)

1. BACKGROUND AND ORGANIZATION

Background-

     Global Crossing Ltd., a Bermuda Company in provisional liquidation in the Supreme Court of Bermuda ("GCL" and, together with its consolidated subsidiaries, the "Company") provides telecommunications solutions over the world's first integrated global Internet Protocol ("IP") based network, which reaches 27 countries and more than 200 major cities around the globe. The Company serves many of the world's largest corporations, providing a full range of managed data and voice services. The Company operates throughout the Americas and Europe. Also, through its majority owned (but not controlled subsequent to November 17, 2002) subsidiaries, Asia Global Crossing, Ltd. ("AGC") and Pacific Crossing Ltd. ("PCL") the Company operates throughout the Asia/Pacific region. As discussed in Note 3, Summary of Significant Accounting Policies, the Company has deconsolidated the financial position and results of operations and cash flows of AGC and its subsidiaries effective November 18, 2002.

Bankruptcy Filings-

     On January 28, 2002 (the "Commencement Date"), GCL and certain of its subsidiaries (collectively, the "Debtors") filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") (Case Nos. 02-40187(REG) through 02-40241 (REG)).

     On the same date, GCL and certain of its Bermuda subsidiaries commenced insolvency proceedings in the Supreme Court of Bermuda (the "Bermuda Court") (Case Nos. 2002:28 through 2002:39). On such date, the Bermuda Court granted an order appointing Malcolm Butterfield, Jane Moriarty and Philip Wallace, partners of KPMG, as Joint Provisional Liquidators ("JPLs") in respect of the Company and those Bermuda subsidiaries. The Bermuda Court granted the JPLs the power to oversee the continuation and reorganization of these companies' businesses under the control of their boards of directors and under the supervision of the Bankruptcy Court and the Bermuda Court.

     On April 24, 2002, GT U.K. Ltd ("GT U.K."), a subsidiary of GCL, filed a voluntary petition for relief under the Bankruptcy Code in the Bankruptcy Court (Case No. 02-11982 (REG)). GT U.K. will follow the same guidelines and requirements as the Debtors and be included in the disclosure information of the Debtors as of its filing date.

     On August 4, 2002, SAC Peru S.R.L. ("SAC Peru"), a subsidiary of GCL, filed a voluntary petition for relief under the Bankruptcy Code in the Bankruptcy Court (Case No. 02-13765 (REG)). SAC Peru will follow the same guidelines and requirements as the Debtors and be included in the disclosure information of the Debtors as of its filing date.

     On August 30, 2002, an additional 23 subsidiaries of GCL filed voluntary petitions for relief under the Bankruptcy Code in the Bankruptcy Court (Case No. 02-14268 (REG) through 02-14290 (REG)) in order to coordinate the restructuring of those companies with the restructuring of the existing debtors. These subsidiaries will follow the same guidelines and requirements as the Debtors and be included in the disclosure information of the Debtors as of its filing date. Furthermore, certain of these subsidiaries commenced insolvency proceedings in the Bermuda Court (Case Nos. 2002:326 through 2002:329) on September 4, 2002. As noted above, the continuation and reorganization of such entities will be overseen by JPL's appointed by the Bermuda Court.

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollar amounts in millions, unless otherwise stated)
                                   (Unaudited)

     Certain of the subsidiaries of GCL are not Debtors in these Chapter 11 cases. The Debtors continue to manage their properties and operate their businesses as "debtors in possession" under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

     On November 17, 2002, AGC, one of GCL's majority owned subsidiaries, and one of AGC's wholly owned subsidiaries, Asia Global Crossing Development Company ("AGCDC"), filed voluntary petitions for relief under the Bankruptcy Code. On the same date, AGC commenced joint provisional liquidation cases in the Bermuda Court. Similarly, on July 19, 2002, PCL, a majority owned subsidiary of AGC, filed voluntary petitions for relief under the Bankruptcy Code. AGC's and PCL's bankruptcy proceedings are being administered separately and are not being consolidated with the Debtors' proceedings. Accordingly, for purposes of the Company's monthly operating report, AGC, AGCDC and PCL will not be reported as a "Debtor" and, effective November 18, 2002, are no longer included in the Company's consolidated and consolidating financial statements as described in
Note 3, Summary of Significant Accounting Policies.

     See Note 4, The Debtors, for a complete list of Debtor entities.

     Under the Bankruptcy Code, the collection of certain claims against the Debtors in existence prior to the Commencement Date are automatically stayed while the Debtors continue business operations as debtors in possession. Those claims are reflected in the financial statements as 'liabilities subject to compromise'. Additional 'liabilities subject to compromise' may arise subsequent to the Commencement Date resulting from rejection of executory contracts, including leases, and from the determination by the Bankruptcy Court (or agreed to by parties in interest) of allowed claims for contingencies and other disputed amounts. The collection of secured claims against the Debtors' assets ("Secured Claims") also are stayed, although the holders of such claims have the right to move the Bankruptcy Court for relief from the automatic stay. Secured Claims are secured primarily by liens on the common equity of certain subsidiaries of the Company. Legal actions against those Debtors that are also subject to provisional liquidation in Bermuda are stayed in accordance with the Bermudian Companies Act.

     Included in the accompanying unaudited consolidated balance sheet and unaudited consolidating balance sheet on Schedule 1 are $8,120 of liabilities subject to compromise compared to $7,969 at October 31, 2002, which represent the Debtors current estimate of the total claims that will be restructured in their chapter 11 cases. The increase is a result of the Company's ongoing evaluation of its liabilities. Furthermore, the Bar Date for the Debtors cases, which is the deadline by which claimants are required to file claims in excess of those claims previously submitted to the Bankruptcy Court by the Debtors, was September 30, 2002 for bankruptcy petitions filed between January 28, 2002 and August 4, 2002. The Bar Date for bankruptcy petitions filed on August 30, 2002 was October 25, 2002. Additional claims filed by such dates were approximately $170,691 for claims subject to the September 30, 2002 Bar Date and $65,827 for claims subject to the October 25, 2002 Bar Date. Based upon the Debtors' preliminary assessment, the Debtors believe that most of the additional filed claims received by the Bar Dates have no validity, are duplicative in nature, or both. The Debtors will continue to evaluate these additional claims as well as the amount and classification of their pre petition liabilities in general through the remainder of their chapter 11 cases. Should the Debtors, through this ongoing evaluation, identify additional liabilities subject to compromise, such amount will be recognized accordingly. As a result, 'liabilities subject to compromise' is subject to change. Claims classified as 'liabilities subject to compromise' represent secured as well as unsecured claims and are identified as Class A through Class G claims in the Debtors' disclosure statement (see Plan of Reorganization below).

     Since the date of the Purchase Agreement (see Plan of Reorganization below), the Bankruptcy Court has approved various settlement agreements with certain vendor creditors of the Company, including several significant vendor creditors. These settlements resolved claims against debtor as well as non-debtor entities which total several hundred millions of dollars. The pre-settlement amounts are presently included in "liabilities subject to compromise" for certain debtor entities and "liabilities not subject to compromise" for certain non-debtor entities. The Company anticipates additional settlements in the remaining period of the cases.

Plan of Reorganization
     On September 16, 2002, the Company filed a chapter 11 plan of reorganization (the "Plan") and accompanying disclosure statement (the "Disclosure Statement") with the Bankruptcy Court. On October 17, 2002, the Company filed an amended Plan and amended Disclosure Statement. The proposed Plan implements the terms of the Purchase Agreement, dated as of August 9, 2002 and amended on December 20, 2002 (the "Purchase Agreement"), among the Company, Hutchison Telecommunications Limited

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollar amounts in millions, unless otherwise stated)
                                   (Unaudited)

("Hutchison"), and Singapore Technologies Telemedia Pte Ltd ("ST Telemedia"). Under the Purchase Agreement, Hutchison and ST Telemedia will invest a total of $250 for a 61.5 percent majority interest in a newly formed company upon the Company's emergence from bankruptcy. Under the Plan, the newly formed company will own the Company's operating businesses and assets. The terms of the Purchase Agreement also provide that the Company's banks and unsecured creditors will receive 38.5 percent of the common equity in the newly constituted company, approximately $318 in cash, and $200 of new debt in the form of senior secured notes. The Purchase Agreement provides for certain terms and conditions, including complying with specific financial covenants to be met through December 31, 2002, and obtaining regulatory approvals. The agreement also contains standard representations, warranties, and covenants and contemplates that the Company will retain its non-core businesses. A copy of the Purchase Agreement is on file with the Bankruptcy Court and is attached to the Plan as Exhibit E. Reference is made to the Purchase Agreement for a more complete description of its terms and conditions.

     The proposed Plan also implements an agreement in principle as to the allocation of the cash, new debt, and common equity provided under the Purchase Agreement among the Company's prepetition creditor constituencies. Existing common equity and preferred shareholders of the Company will not participate in the new capital structure. Reference is made to the Plan and Disclosure Statement for a complete description of such allocations. On October 21, 2002, the Bankruptcy Court approved the Disclosure Statement (as amended) and related solicitation procedures. On October 28, 2002, the Company commenced solicitation of acceptances and rejections of the Plan. On December 17, 2002, the Bankruptcy Court confirmed the Plan, subject to the entry of a formal confirmation order and documentation of the resolution of any outstanding objections. On December 27, 2002, those conditions were met and the Bankruptcy Court gave final approval to the Company's Plan.

     Among other things, the Plan provides for the payment in full of all administrative expenses in the Debtors' chapter 11 cases. The Debtors established January 15, 2003 as the last date to file administrative claims against them.

Schemes of Arrangement in Bermuda

     On October 24, 2002, GCL and each of the other Bermuda subsidiaries that have commenced insolvency proceedings in the Bermuda Court (the "Bermuda Debtors") were granted approval by the Bermuda Court to hold meetings of their creditors for the purpose of considering and voting upon schemes of arrangement (the "Schemes"). A Scheme is a compromise or arrangement between a company and some or all of its creditors. The meetings to consider and vote upon each of the Schemes were held in Bermuda on November 25 and 28, 2002. The requisite majorities of creditors approved all of the Schemes. Subsequently, an application was made to the Bermuda Court to have the Schemes sanctioned (i.e. approved, a step equivalent to the Confirmation order), and on January 3, 2003 all of the Schemes were sanctioned by the Bermuda Court. Under the terms of the Schemes the creditors of the Bermuda Debtors will receive a distribution on the same terms as proposed in the Plan.

Appointment of Examiner and Independent Public Accountant-

     By order dated November 20, 2002, the Bankruptcy Court directed the appointment of an examiner. On November 25, 2002, the United States Trustee appointed Martin E. Cooperman, a partner of Grant Thornton LLP ("GT"), as the Examiner. Mr. Cooperman and the Audit Committee of the Board of Directors of GCL retained Grant Thornton LLP to assist the Examiner. In general, the Examiner's role will be limited to reviewing the financial statements of the Company for the fiscal years ended December 31, 2001 and December 31, 2002, and earlier periods if any restatement of those periods is necessary. As part of his role, the Examiner, with the assistance of GT, will audit any revised financial statements and issue a report as to such financial statements. Separately, on November 27, 2002, the Examiner and the Audit Committee of the Board of Directors filed an application with the Bankruptcy Court to retain GT as the independent auditors of the Company effective as of November 25, 2002. The Bankruptcy Court approved this application on December 11, 2002 and an engagement letter formalizing GT's appointment was executed on January 8, 2003.

Recent Events and Investigations-

     On April 2, 2002 the Company announced that the filing with the Securities and Exchange Commission ("SEC") of its Annual Report on Form 10-K for the fiscal year ended December 31, 2001 would be delayed. Arthur Andersen LLP ("Andersen"), the Company's independent public accountants at the time, had previously informed the Company that Andersen would not be able to deliver an audit report with respect to the Company's financial statements for the year ended December 31, 2001 contained in the

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollar amounts in millions, unless otherwise stated)
                                   (Unaudited)

Annual Report on Form 10-K until the completion of an investigation by a special committee of the Company's board of directors into allegations regarding the Company's accounting and financial reporting practices made by a former employee of the Company. Among these allegations are claims that the Company's accounting for purchases and sales of fiber optic capacity and services with its carrier customers ("concurrent transactions") has not complied with Accounting Principles Generally Accepted in the United States of America ("US GAAP").

     During June 2002, Andersen informed the Company and the Audit Committee of its Board of Directors that Andersen's conviction for obstruction of justice would effectively end the firm's audit practice and, as a result, Andersen expected that it would cease practicing before the SEC by August 31, 2002. Andersen has ceased such practice and, as a result, Andersen is unable to perform the audit and provide an audit report with respect to the Company's financial statements for the year ended December 31, 2001. In recognition of these investigations, the cessation of Andersen's audit practice and in light of the demands of the bankruptcy process, the Company has not yet completed preparation of its financial statements and other disclosures required in the Form 10-K. Any changes to the financial statements resulting from any of the factors described herein and the completion of the 2001 financial statement audit could materially affect the accompanying unaudited consolidated financial statements.

     The Los Angeles office of the SEC is inquiring into the Company's concurrent transactions, as well as various accounting and disclosure issues relating to such transactions. The U.S. Attorney's Office for the Central District of California also has been investigating these matters. The Company has produced and is continuing to produce documents to the SEC and the U.S. Attorney in connection with these inquiries. The SEC also has deposed a number of current or former Company directors, officers and employees and the Company's outside counsel, who rendered legal advice in connection with certain issues relating to the concurrent transactions (the "Outside Counsel"). Additional depositions of the Company's Outside Counsel are scheduled for January, 2003. The FBI, on behalf of the U.S. Attorney, also has interviewed former Company officers and employees. The Company has been, and continues to be, engaged in discussions with the SEC staff conducting the inquiry regarding the possibility of a settlement thereof.

     On October 21, 2002, the Company announced that it will restate certain financial statements contained in filings previously made with the SEC. The Company's restatements will record exchanges between carriers of leases of telecommunications capacity at historical carryover basis, pursuant to Accounting Principles Board Opinion No. 29 ("APB No. 29"), resulting in no recognition of revenue for such exchanges. The Company had previously relied on guidance provided by Arthur Andersen, its independent accounting firm during the periods subject to restatement, and on an industry white paper provided by Arthur Andersen that set forth principles for accounting for sales and exchanges of telecommunications capacity and services. The SEC staff, however, has advised the Company that its previous accounting for these exchanges did not comply with US GAAP, and that financial statements materially affected by accounting for the exchange transactions at historical carryover basis must be restated. Arthur Andersen has notified the Company that it does not agree with the interpretation of APB No. 29 that requires the restatement.

     The Company has also determined that, for exchanges that involve service contracts, it will continue to record revenue over the lives of the relevant contracts at fair values under APB No. 29, but that its balance sheet will not reflect the entire value of the contracts received or given in the exchanges. Accordingly, the revenue contributed by previous exchanges involving service contracts will not be restated, but the fair values of these exchanges involving services will be removed from the balance sheets previously filed. The SEC staff does not object to the Company's conclusions regarding this new treatment of exchanges involving service contracts.

     The Company ceased recognition of revenue related to exchanges of leases of telecommunications capacity as of October 1, 2002. The detailed application of the accounting for exchanges of capacity and services is not complete, and the effects of the restatements described above on Total Assets, Total Liabilities and Depreciation have not yet been reflected in the financial statements included herein. The Company estimates that the impact of recording all such transactions at carrying value rather than fair value would be to reduce by $2 the depreciation expense reported in this Monthly Operating Report for the month ended November 30, 2002. The change from fair value to carrying value for these transactions would reduce the amounts reported for Total Assets as well as Total Liabilities and Shareholders' Equity by approximately $1,200 as of November 30, 2002.

     As previously reported, the Company estimates that the restatement of financial statements for the nine months ended September 30, 2001, contained in its Quarterly Report on Form 10-Q, would reduce previously reported revenue of $2,437 by

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollar amounts in millions, unless otherwise stated)
                                   (Unaudited)

approximately $19, and would increase the net loss of $4,772 by approximately $13. Total Assets and Total Liabilities and Shareholders' Equity of $25,511 would each be reduced by approximately $1,200, and each of Net Cash Provided by Operating Activities and Net Cash Used in Investing Activities would be reduced by approximately $770, resulting in no change in net cash flow.

     The Company has not yet filed its results for the full year 2001 and expects to utilize the accounting treatment described above for exchanges of telecommunications capacity and service contracts as it prepares that filing, and as it reports results in the future.

     With respect to financial statements filed for relevant periods in the year 2000, the net cash flow would not be affected by the revised accounting treatment and the Company believes that the effects on the income statements and balance sheets would be immaterial. The revised accounting treatment of transactions that occurred in 2000 would, however, have material effects on Net Cash Provided by Operating Activities and Cash Used in Investing Activities, each of which would be reduced by approximately $230. The Company intends to work with its new independent accountants, GT, to develop the details of restatements required for periods in 2000.

     The Company has provided documents to the Denver office of the SEC in connection with an inquiry that, the Company understands, is focused on Qwest Communications International, Inc., with which the Company entered into several concurrent transactions during 2000 and 2001. The Denver office also has deposed a number of current or former Company employees regarding these matters.

     The Department of Labor ("DOL") is conducting an investigation related to the administration of the Company's benefit plans. The Company has produced documents to the DOL and a number of the Company's current and former officers and employees have been interviewed by the DOL's staff.

     During the 107th Congress, the staff of the Subcommittee on Oversight and Investigations of the House of Representatives Energy and Commerce Committee investigated the matters described above. In connection with that investigation, the Company produced documents and the staff interviewed current and former officers and employees of the Company. The Subcommittee held hearings on September 24, 2002, and October 1, 2002, regarding the matters described above. The House of Representatives Financial Services Committee requested that the Company produce documents on matters relating to corporate governance and the proposed transaction with Hutchison and ST Telemedia, and the Company has responded to those requests. In addition, in connection with his investigation of Salomon Smith Barney, the Attorney General of the State of New York has served three subpoenas for documents on the Company, to which the Company has responded by producing the requested documents.

     In its Quarterly Report on Form 10-Q for the three months ended September 30, 2001, the Company stated that it was continuing to evaluate its long-lived assets due to changes in market conditions, with such evaluation potentially resulting in additional material write-downs of goodwill and intangible assets. Subsequently, the Company announced that the net loss for the three months ended December 31, 2001 is expected to reflect the write-off of the Company's remaining goodwill and other intangible assets, which total approximately $8,000, as well as a multi-billion dollar write-down of tangible assets.

     The financial statements included within this document reflect the write-off of all of the Company's goodwill and other identifiable intangible assets. The Company has not yet completed its tangible asset valuation under Statement of Financial Accounting Standards ("SFAS") No. 121 "Impairment of Long-Lived Assets", as amended by SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets", so the financial statements included herein do not reflect any write down of its tangible asset value. The Company is in the process of evaluating its cash flow forecast and other pertinent information to determine the amount of the potential impairment of its long lived tangible assets and the appropriate allocation thereof among entities and asset categories. In light of the value indicated by the proposed transaction with Hutchison and ST Telemedia described above, see Note 1: Background and Organization - Plan of Reorganization, and the bankruptcy filings of AGC and PCL, see Note 8: Asia Global Crossing, the Company has determined that it will significantly write down the current carrying value of its tangible assets and currently estimates that the net write down will be at least $8,000. This estimate of the write-down excludes any impairment attributable to AGC's tangible assets, which is further discussed below, but includes an estimated $1,200 related to the restatement of exchanges of capacity leases discussed above. The Company's depreciation expense included in the accompanying November 2002 consolidated statement of operations is calculated from the Company's tangible assets carrying value prior to the

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollar amounts in millions, unless otherwise stated)
                                   (Unaudited)

application of the tangible asset write-down of at least $8,000. The $89 of depreciation and amortization expense recorded in November 2002 would have been reduced substantially if the accompanying financial statements had reflected the asset write down.

     In connection with the write down described above, the Company will also write down the carrying value of its investment in AGC, which, as a result of the Company's deconsolidation of AGC and all of its subsidiaries as discussed in
Note 3, Summary of Significant Accounting Policies, has been reflected on the cost basis and is included in investments in and advances to/from affiliates in the accompanying consolidated balance sheet and consolidating balance sheet on
Schedule 1. The Company's investment in and advances to/from affiliates, net is primarily comprised of the Company's capital contributions to AGC reduced by the Company's share of AGC's losses from inception to date in addition to a certain amount of net unsettled trade receivables owed to the Company by AGC. The Company's investment in and advances to/from affiliates, net does not reflect the impairment of AGC's tangible assets. In addition, it does not reflect any allowance for net unsettled trade receivables as these amounts are the subject of ongoing negotiations with AGC and the final settlement amount has not yet been determined. The Company expects to impair this net unsettled balance, but due to the ongoing nature of the negotiations, the full impairment amount is not yet estimable. The Company's investment in AGC, excluding net unsettled trade receivables, would have been reported as $0 had a write down of the current carrying value of AGC's tangible assets been reflected in the Company's accompanying financial statements. Included in the Company's investment in AGC is AGC's interest in Hutchison Global Crossing ("HGC"). The Company will write down the carrying value of AGC's interest in HGC by $450, which represents the difference between the proceeds received and the carrying value of AGC's interest in HGC at the point of sale. AGC sold its interest in HGC on April 30, 2002, as disclosed in the Company's Monthly Operating Report for the month of May, 2002. AGC's interest in HGC is reflected in the value of the Company's investment in and advances to/from affiliates, net included in the accompanying consolidated balance sheet, as well as the consolidating balance sheet included in Schedule 1.

     In light of the foregoing events, all previous guidance regarding future financial performance issued by the Company is no longer in effect and should be ignored.

2. BASIS OF PRESENTATION

     The accompanying unaudited interim consolidated financial statements as of and for the month ended November 30, 2002, include the accounts of GCL and its consolidated subsidiaries. As described in Note 3, Summary of Significant Accounting Policies, the Company has deconsolidated the financial position and results of operations and cash flows of AGC and its subsidiaries effective November 18, 2002. All material intercompany balances and transactions have been eliminated. Except as otherwise disclosed herein, the unaudited interim consolidated financial statements include all adjustments reflecting normal recurring items, which are, in the opinion of management, necessary to present a fair statement of the results of the interim period presented. The results of operations for any interim period are not necessarily indicative of results for the full year.

     Subject to the matters described in this Note 2 as well as Notes 1, 6 and 8, these unaudited consolidated financial statements have been prepared in accordance with US GAAP. The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual amounts and results could differ from those estimates.

     These unaudited consolidated financial statements have also been prepared in accordance with Statement of Position ("SOP") No. 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code". SOP 90-7 requires an entity to distinguish prepetition liabilities subject to compromise from postpetition liabilities on its balance sheet. In the accompanying unaudited consolidated balance sheet and unaudited consolidating balance sheet presented in Schedule 1, the caption 'liabilities subject to compromise' reflects the Company's best current estimate of the amount of pre-petition claims that will be restructured in the Debtors' chapter 11 cases. In addition, its statement of operations should portray the results of operations of the reporting entity during Chapter 11 proceedings. As a result, any revenues, expenses, realized gains and losses, and provisions resulting from the reorganization and restructuring of the organization should be reported separately as reorganization items, except those required to be reported as discontinued operations and extraordinary items in conformity with Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions", as amended by SFAS No. 145 "Recission of FASB Statements No. 4, 44, and

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollar amounts in millions, unless otherwise stated)
                                   (Unaudited)

64, Amendment of FASB Statement No. 13, and Technical Corrections", and SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets".

     The accompanying unaudited consolidated financial statements do not include all footnotes and certain financial presentations normally required under US GAAP. Therefore, these financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Subject to the matters described in Notes 1, 2, 6 and 8, these unaudited consolidated financial statements have been prepared in accordance with US GAAP. The Company's significant accounting policies are summarized as follows:

a) Principles of Consolidation

     These unaudited consolidated financial statements include the accounts of GCL and its consolidated subsidiaries. All significant intercompany transactions have been eliminated.

     Under US GAAP, consolidation is generally required for investments of more than 50% of the outstanding voting stock of an investee, except when control is not held by the majority owner. Under these rules, legal reorganization or bankruptcy represent conditions which can preclude consolidation in instances where control rests with the Bankruptcy Court, rather than with the majority owner. As discussed in Note 1, Background and Organization, and Note 8, Asia Global Crossing, on November 17, 2002, AGC, a majority owned subsidiary, and one of its wholly owned subsidiaries, AGCDC, filed voluntary petitions for relief under the Bankruptcy Code. As a result, AGC's financial results were deconsolidated beginning November 18, 2002 and the Company began reporting the net assets of AGC as an investment using the cost method, which is reflected in the Company's consolidated balance sheet and consolidating balance sheet on
Schedule 1 as an investment in and advances to/from affiliates, net. The Company's investment in and advances to/from affiliates, net is primarily comprised of the Company's capital contributions to AGC reduced by the Company's share of AGC's losses from inception to date in addition to a certain amount of net unsettled trade receivables owed to the Company by AGC. The Company's investment in and advances to/from affiliates, net does not reflect the impairment of AGC's tangible assets. In addition, it does not reflect any allowance for net unsettled trade receivables as these amounts are the subject of ongoing negotiations with AGC and the final settlement amount has not yet been determined. The Company expects to impair this net unsettled balance, but due to the ongoing nature of the negotiations, the full impairment amount is not yet estimable. The Company's investment in AGC, excluding net unsettled trade receivables, would have been reported as $0 had a write down of the current carrying value of AGC's tangible assets been reflected in the Company's accompanying financial statements. AGC has announced that no recovery is expected for its existing shareholders.

     The Company's consolidated and consolidating statements of operations included in the November 2002 monthly operating report include AGC's results of operations only through November 17, 2002.

b) Use of Estimates

     The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual amounts and results could differ from those estimates.

     The Company's operations and financial performance may be affected by numerous factors, including changes in customer requirements, new laws and governmental regulations and policies, technological advances, entry of new competitors, changes in the willingness of financial institutions and other lenders to finance operations, the bankruptcy proceeding, and the pending investigations described in Note 1. The Company cannot predict which, if any, of these or other factors might have a significant impact on the telecommunications industry in the future, nor can it predict what impact, if any, the occurrence of these or other events might have on the Company's operations.

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollar amounts in millions, unless otherwise stated)
                                   (Unaudited)

c) Revenue Recognition

          SERVICES

     Revenue derived from telecommunication and maintenance services, including sales of capacity under operating type leases, are recognized as services are provided. Payments received from customers before the relevant criteria for revenue recognition are satisfied are included in deferred revenue in the accompanying unaudited consolidated balance sheet.

          OPERATING LEASES

     The Company offers customers flexible bandwidth products to multiple destinations and many of the contracts for subsea circuits entered into are part of a service offering. Consequently, the Company defers revenue related to those circuits and amortizes the revenue over the appropriate term of the contract. Accordingly, the Company treats cash received prior to the completion of the earnings process as deferred revenue.

          SALES-TYPE LEASES

     Revenue from Capacity Purchase Agreements ("CPAs") that meet the criteria of sales-type lease accounting are recognized in the period that the rights and obligations of ownership transfer to the purchaser, which occurs when (i) the purchaser obtains the right to use the capacity, which can only be suspended if the purchaser fails to pay the full purchase price or to fulfill its contractual obligations, (ii) the purchaser is obligated to pay Operations, Administration and Maintenance ("OA&M") costs and (iii) the segment of a system related to the capacity purchased is available for service. Certain customers who have entered into CPAs for capacity have paid deposits toward the purchase price which have been included as deferred revenue in the accompanying unaudited consolidated balance sheet.

     Prior to July 1, 1999, substantially all CPAs were treated as sales-type leases as described in Statement of Financial Accounting Standards No. 13, "Accounting for Leases" ("SFAS 13"). On July 1, 1999, the Company adopted Financial Accounting Standards Board Interpretation No. 43, "Real Estate Sales, an interpretation of FASB Statement No. 66" ("FIN 43"), which requires prospective transactions to meet the criteria set forth in Statement of Financial Accounting Standards No. 66, "Accounting for Sales of Real Estate" ("SFAS 66") to qualify for sales-type lease accounting. Since sales of terrestrial capacity did not meet the new criteria, the terrestrial portion of CPAs executed subsequent to June 30, 1999 was recognized over the terms of the contracts, as services. In addition, no CPAs qualified as sale-type leases during the current period.

d) Cash and Cash Equivalents, Restricted Cash and Cash Equivalents (Current and Long Term)

     The Company considers cash in banks and short-term highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents and restricted cash and cash equivalents are stated at cost, which approximates fair value. Restricted cash balances at November 30, 2002 were $333, including $5 classified as long-term and included in other assets in the accompanying consolidated balance sheet.

e) Property and Equipment, net

     Property and equipment, which includes amounts under capitalized leases, are stated at cost, net of depreciation and amortization. Major enhancements are capitalized, while expenditures for repairs and maintenance are expensed when incurred. Costs recorded prior to a network segment's completion are reflected as construction in progress, which is reclassified to property and equipment at the date each segment of the applicable system becomes operational.

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollar amounts in millions, unless otherwise stated)
                                   (Unaudited)

     Depreciation is provided on a straight-line basis over the estimated useful lives of the assets, with the exception of leasehold improvements and assets acquired through capital leases, which are depreciated over the lesser of the estimated useful lives or the term of the lease. Estimated useful lives are as follows:

     Buildings...........................................     10-40 years
     Leasehold improvements..............................      2-25 years
     Furniture, fixtures and equipment...................      2-30 years
     Transmission equipment..............................      7-25 years

f) Income Taxes

     The Company recognizes current and deferred income tax assets and liabilities based upon all events that have been recognized in the consolidated financial statements as measured by the enacted tax laws. The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes". However, in connection with the Debtors bankruptcy filing and the financial performance of the Company, income tax payments are not anticipated during the bankruptcy period. A full valuation allowance will be provided against any recognizable income tax benefit generated from current year losses until, in the opinion of the Company, the benefits are realizable. During the month of November, 2002, the Company received a Federal Tax Refund for which the related tax benefit had not previously been fully realized. As a result, during the month of November, 2002, the Company relized a $12 benefit for income taxes.

g) Effect of Foreign Currencies

     For those subsidiaries using the U.S. dollar as their functional currency, translation adjustments are recorded in the accompanying consolidated statements of operations. For those subsidiaries not using the U.S. dollar as their functional currency, assets and liabilities are translated at exchange rates in effect at the balance sheet date and income and expense accounts are translated at average exchange rates during the period. Resulting translation adjustments are recorded directly to a separate component of shareholders' equity and are reflected in the accompanying unaudited consolidated balance sheet.

h) Non-Monetary Transactions

     The Company may exchange capacity with other carriers or service providers. These transactions are accounted for in accordance with APB No. 29 (see Note 1, Background and Organization - Recent Events and Investigations).

i) Reorganization Items

     In the accompanying unaudited statement of operations the Company has classified restructuring costs, retention plans, professional fees, and interest income as reorganization items based upon the provisions of SOP 90-7.

j) Deferred Revenue

     As disclosed in Note 3(c), the Company enters into agreements with its customers that may result in the receipt of cash before the relevant criteria for revenue recognition has been satisfied and as a result a liability is recorded as deferred revenue. In accordance with its current business plan, the Company has classified all deferred revenue recorded by the Debtors as 'liabilities not subject to compromise' on the accompanying unaudited consolidated balance sheet as well as the unaudited consolidating balance sheet presented in Schedule 1. Some portion of such liabilities in the future may become 'liabilities subject to compromise'.

     During the month ended November 30, 2002, certain long-term lease agreements for services on the Company's network were terminated either through customer settlement agreements or through the bankruptcy proceedings of the customers that had purchased such services from the Company. As a result, the Company has no further requirement to provide services and, therefore, the remaining deferred revenue of $59 was realized into other income in the accompanying financial statements.

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollar amounts in millions, unless otherwise stated)
                                   (Unaudited)

4. THE DEBTORS

     The accompanying unaudited financial statements are the consolidated financial statements of GCL and all its subsidiaries, including the results of operations of GCL and the other 79 Debtors. The following is a list of all the Debtors. Schedules 1 & 2, which are attached to these unaudited financial statements, present the results of operations and financial position of the Debtors.

Name                                                                  Case Number
----                                                                  -----------
GT U.K. Ltd.                                                          02-11982 (REG)
SAC Peru S.R.L.                                                       02-13765 (REG)
GC Pan European Crossing UK Limited                                   02-14268 (REG)
Global Crossing Network Center (UK) Ltd                               02-14269 (REG)
South American Crossing Ltd. (Bermuda)**                              02-14270 (REG)
GC Hungary Holdings Vagyonkezelo Korlatolt Felelossegu Tarsasag       02-14271 (REG)
GC Pan European Crossing Nederland B.V.                               02-14272 (REG)
GC UK Holding Limited                                                 02-14273 (REG)
Global Crossing Conferencing Limited (UK)                             02-14274 (REG)
Global Crossing Intellectual Property, Ltd. (Bermuda)**               02-14275 (REG)
Global Crossing Intermediate UK Holdings Limited                      02-14276 (REG)
Global Crossing Ireland Limited                                       02-14277 (REG)
Global Crossing Services Europe Limited                               02-14278 (REG)
Global Crossing Services Ireland Limited                              02-14279 (REG)
Global Crossing Venezuela B.V.                                        02-14280 (REG)
IXnet UK Limited                                                      02-14281 (REG)
Mid-Atlantic Crossing Holdings UK Ltd                                 02-14282 (REG)
PAC Panama Ltd. (Bermuda)**                                           02-14283 (REG)
GT Netherlands B.V.                                                   02-14284 (REG)
Global Crossing IXnet EMEA Holdings Limited                           02-14285 (REG)
Global Crossing Portfolio Holdings Ltd. (Bermuda)**                   02-14286 (REG)
GC SAC Argentina S.R.L.                                               02-14287 (REG)
SAC Brasil Ltda.                                                      02-14288 (REG)
SAC Colombia Ltda.                                                    02-14289 (REG)
Global Crossing Europe Limited                                        02-14290 (REG)
Global Crossing North America, Inc. (NY) (Frontier)                   02-40187 (REG)
Global Crossing Ltd. (Bermuda)**                                      02-40188 (REG)
Atlantic Crossing Holdings Ltd. (Bermuda)**                           02-40189 (REG)
Atlantic Crossing Ltd. (Bermuda)**                                    02-40190 (REG)
Atlantic Crossing II Ltd. (Bermuda)**                                 02-40191 (REG)
Global Crossing Holdings Ltd. (Bermuda)**                             02-40192 (REG)
Global Crossing International Ltd. (Bermuda)**                        02-40193 (REG)
Global Crossing Network Center Ltd. (Bermuda)**                       02-40194 (REG)
Mid-Atlantic Crossing Holdings Ltd. (Bermuda)**                       02-40195 (REG)
Mid-Atlantic Crossing Ltd. (Bermuda)**                                02-40196 (REG)
Pan American Crossing Holdings Ltd. (Bermuda)**                       02-40197 (REG)
Pan American Crossing Ltd. (Bermuda)**                                02-40198 (REG)
South American Crossing Holdings Ltd. (Bermuda) **                    02-40199 (REG)
ALC Communications Corporation (DE)                                   02-40200 (REG)
Atlantic Crossing Holdings U.K. Limited (U.K.)                        02-40201 (REG)
Budget Call Long Distance, Inc. (DE)                                  02-40202 (REG)
Business Telemanagement, Inc. (CA)                                    02-40203 (REG)
Equal Access Networks, LLC (DE)                                       02-40204 (REG)

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (DOLLAR AMOUNTS IN MILLIONS, UNLESS OTHERWISE STATED)
                                   (UNAUDITED)

GC Dev. Co., Inc. (DE)                                                02-40205 (REG)
GC Mart LLC (MI)                                                      02-40206 (REG)
GC Pacific Landing Corp (DE)                                          02-40207 (REG)
GC Pan European Crossing Holdings B.V. (Netherlands)                  02-40208 (REG)
GC Pan European Crossing Luxembourg I S.a.r.l. (Luxembourg)           02-40209 (REG)
GC Pan European Crossing Luxembourg II S.a.r.l. (Luxembourg)          02-40210 (REG)
GC St. Croix Co. (USVI)                                               02-40211 (REG)
Global Crossing Advanced Card Services, Inc. (LA)                     02-40212 (REG)
Global Crossing Bandwidth, Inc. (CA)                                  02-40213 (REG)
Global Crossing Billing, Inc. (MI) (f/k/a/ Frontier Billing Corp.)    02-40214 (REG)
Global Crossing Cyprus Holdings Limited (Cyprus)                      02-40215 (REG)
Global Crossing Development Co. (DE)                                  02-40216 (REG)
Global Crossing Employee Services, Inc. (DE)                          02-40217 (REG)
Global Crossing GlobalCenter Holdings, Inc. (DE)                      02-40218 (REG)
Global Crossing Government Markets USA, Inc. (DE)                     02-40219 (REG)
Global Crossing Holdings U.K. Limited (U.K.)                          02-40220 (REG)
Global Crossing Holdings USA LLC (DE)                                 02-40221 (REG)
Global Crossing Internet Dial-Up, Inc. (DE)                           02-40222 (REG)
Global Crossing Latin America & Caribbean Co. (DE)                    02-40223 (REG)
Global Crossing Local Services, Inc. (MI)                             02-40224 (REG)
Global Crossing Management Services, Inc. (DE)                        02-40225 (REG)
Global Crossing North American Holdings, Inc. (DE)                    02-40226 (REG)
Global Crossing North American Networks, Inc. (DE)                    02-40227 (REG)
Global Crossing Telecommunications, Inc. (MI)                         02-40228 (REG)
Global Crossing Telemanagement VA, LLC (VA)                           02-40229 (REG)
Global Crossing Telemanagement, Inc. (WI)                             02-40230 (REG)
Global Crossing USA Inc. (DE)                                         02-40231 (REG)
Global Crossing Ventures, Inc. (DE)                                   02-40232 (REG)
GT Landing Corp. (DE)                                                 02-40233 (REG)
GT Landing II Corp. (DE)                                              02-40234 (REG)
IXnet, Inc. (DE)                                                      02-40235 (REG)
MAC Landing Corp. (DE)                                                02-40236 (REG)
Metaclorin Investco II, Inc. (DE)                                     02-40237 (REG)
PAC Landing Corp. (DE)                                                02-40238 (REG)
Pan American Crossing U.K. Ltd. (U.K.)                                02-40239 (REG)
Subsidiary Telco, LLC (DE)                                            02-40240 (REG)
US Crossing, Inc. (DE)                                                02-40241 (REG)

**In provisional liquidation in the Supreme Court of Bermuda

     In accordance with SOP 90-7, the Debtors did not record interest expense for the month ended November 30, 2002. Third party contractual interest expense on a combined Debtor basis for the same period was $47.

     Combined intercompany accounts payable and accounts receivable of the Debtors' as of November 30, 2002 was $18,344 and $18,516, respectively. Currently, the Company has not performed an evaluation as to the recoverability of these accounts.

     The Company has not completed the process of reconciling its pre- and post-petition liabilities. In the accompanying unaudited consolidated balance sheet and unaudited consolidating balance sheet presented in Schedule 1 the caption 'liabilities subject to compromise' reflects the Company's best current estimate of the amount of pre-petition claims that will be restructured in the Debtors' chapter 11 cases. Pursuant to court order, the Company has been authorized to pay certain prepetition operating liabilities incurred in the ordinary course of business (e.g. salaries and insurance). Since January 28, 2002, the Company has rejected certain of its pre-petition lease obligations within its rights under the Bankruptcy Code. The Company is in the process of calculating its estimated liability to the unsecured creditors affected by these lease rejections. Furthermore, the Bar Date for the

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollar amounts in millions, unless otherwise stated)
                                   (Unaudited)

Debtors cases, which is the deadline by which claimants are required to file claims in excess of those claims previously submitted to the Bankruptcy Court by the Debtors, was September 30, 2002 for bankruptcy petitions filed between January 28, 2002 and August 4, 2002. The Bar Date for bankruptcy petitions filed on August 30, 2002 was October 25, 2002. Additional claims filed by such dates were approximately $170,691 for claims subject to the September 30, 2002 Bar Date and $65,827 for claims subject to the October 25, 2002 Bar Date. Based upon the Debtors' preliminary assessment, the Debtors believe that most of the additional filed claims received by the Bar Date have no validity. The Debtors will continue to evaluate these additional claims as well as the amount and classification of their pre petition liabilities in general through the remainder of their chapter 11 cases. Should the Debtors, through this ongoing evaluation, identify additional liabilities subject to compromise, such amount will be recognized accordingly. As a result, 'liabilities subject to compromise' is subject to change.

5.   RESTRUCTURING CHARGE

     As the result of ongoing efforts to consolidate real estate facilities and reduce its workforce, the Company has updated its evaluation of the restructuring charge initially recorded in the quarter ended September 30, 2001. In summary, during the quarters ended March 31, June 30, and September 30, 2002, the Company identified 78, 29, and 18 real estate facilities, respectively, to vacate and/or close within a twelve month period. Furthermore, the Company reduced its workforce by 1,887, 665, and 226 employees during the quarters ended March 31, June 30, and September 30, 2002, respectively. In addition, since the Commencement Date, the Company has rejected a significant number of property lease obligations within its rights under the provisions of the Bankruptcy Code. The rejected leases related to real estate facilities specifically identified in the Company's restructuring charge recorded during 2001. As a result of these rejections, the Company's future liability for these real estate facilities has been significantly reduced below the level anticipated in 2001. The Company has recorded appropriate minimum lease rejection liabilities in accordance with the provisions of the Bankruptcy Code. The Company is continuing to evaluate the need to close additional facilities.

6.   DISCONTINUED OPERATIONS

     On October 4, 2001 the Company's Board of Directors approved a plan to divest its non-core operations of Global Marine Systems ("GMS"), a wholly owned subsidiary of the Company. As discussed in Note 1, Background and Organization - Plan of Reorganization - the definitive agreement signed by the Company and Hutchison and ST Telemedia contemplates that the Company will retain its non-core businesses, including GMS. This agreement will become effective upon confirmation by the Bankruptcy Court of the Company's plan of reorganization and is also based upon the Company's ability to meet certain terms and conditions specified in the agreement. As a result, until this agreement is consummated, the Company will continue to reflect GMS as discontinued operations. The results of operations and financial position of GMS are shown in the accompanying unaudited consolidated financial statements as discontinued operations.

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollar amounts in millions, unless otherwise stated)
                                   (Unaudited)

     Net assets and loss from discontinued operations of GMS determined based upon estimated proceeds at the measurement date, consist of the following:


         Balance Sheet Data at November 30, 2002:
            Assets..............................................................  $          684
            Liabilities.........................................................            (287)
                                                                                  --------------
         Net assets of discontinued operations..................................  $          397
                                                                                  ==============

         Statement of Operations Data for the Month ended November 30, 2002:

            Revenue.............................................................  $           17
            Expenses............................................................              22
                                                                                  --------------
            Operating loss......................................................              (5)
            Interest expense....................................................              (1)
            Equity in income of affiliates......................................              --
            Other income, net...................................................               1
            Provision for income taxes..........................................              --
                                                                                  --------------
            Loss from discontinued operations...................................  $           (5)
                                                                                  ==============

     In addition, based on evaluation of the preliminary discussions regarding the sale of GMS, the Company recorded a $545 nonrecurring charge in its third quarter 2001 income from discontinued operations to reflect the impairment of goodwill attributed to the investment in GMS. This non-recurring charge had no impact on the Company's liquidity position and eliminates future amortization of goodwill associated with GMS. The Company has determined the proceeds received from any future sale of GMS would not be enough to recover its current net asset value which includes the write-down recorded in the third quarter of 2001. As a result, the Company expects to record a significant write-down of the $397 carrying amount in accordance with SFAS No. 121 "Impairment of Long-Lived Assets", as amended by SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets". A precise amount will be determined when upon the emergence from bankruptcy the Company adopts Fresh Start Accounting as provided in SOP 90-7- see Note 1: Background and Organization - Plan of Reorganization.

7.   INSURANCE

     Premiums to date for all insurance policies, including worker's compensation and disability insurance, have been paid and are in full force and effect.

8.   ASIA GLOBAL CROSSING

     AGC is a majority owned subsidiary of the Company that was deconsolidated effective November 18, 2002, as discussed in Note 3, Summary of Significant Accounting Policies. As a result, the operating results of AGC through November 17, 2002 were consolidated with the financial results of the Company. AGC's operating results subsequent to November 17, 2002 and its financial position as of November 30, 2002 are not reflected in the Company's consolidated and consolidating financial statements. AGC's operating results included in the accompanying unaudited consolidated financial statements are based upon preliminary results posted by AGC's management to the Company's electronic books and records. The Company has not reviewed these preliminary results with the management of AGC.

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollar amounts in millions, unless otherwise stated)
                                   (Unaudited)

     On November 17, 2002, AGC and one of its wholly owned subsidiaries, AGCDC, filed voluntary petitions for relief under the Bankruptcy Code in the Bankruptcy Court (Case Nos. 02-15749 and 12-15750). On the same date, AGC commenced joint provisional liquidation cases in the Bermuda Court (Case No. 2002:464). In their chapter 11 cases, AGC and AGCDC will be required to follow essentially the same guidelines and requirements as the Debtors. However, AGC and AGCDC's chapter 11 cases are separate and distinct and will not be jointly administered with the Debtors' chapter 11 cases. Accordingly, for purposes of the Company's monthly operating report, AGC and AGCDC will not be reported as "Debtors" and, effective November 18, 2002, AGC and its subsidiaries are no longer included in the Company's consolidated and consolidating financial statements as discussed in
Note 3, Summary of Significant Accounting Policies.

     AGC is seeking to sell substantially all its assets, excluding the assets of PCL and its subsidiaries, pursuant to Section 363 of the Bankruptcy Code and has obtained court approval for bidding procedures. As part of that process, AGC has entered into an agreement for the sale of such assets to Asia Netcom Corporation Limited, a new company organized by China Netcom Corporation (Hong
Kong) Limited. If the proposed sale is consummated, the Debtors expect that they will not receive any distribution for the equity interest that they hold in AGC.

     On July 19, 2002, AGC announced that PCL, its majority owned subsidiary, and certain subsidiaries of PCL filed voluntary petitions for relief under chapter 11 of title 11 of the Bankruptcy Code in the United States Bankruptcy Court in Delaware (Case Nos. 02-12086 and 02-12088 through 02-12091). In its chapter 11 cases, PCL will be required to follow essentially the same guidelines and requirements as the Debtors. However, PCL's chapter 11 cases are separate and distinct and will not be jointly administered with the Debtors' chapter 11 cases. Accordingly, for purposes of the Company's monthly operating report, PCL will not be reported as a "Debtor" and, effective November 18, 2002, is no longer included in the Company's consolidated and consolidating financial statements as discussed in Note 3, Summary of Significant Accounting Policies.

                                                                      SCHEDULE 1

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                          CONSOLIDATING BALANCE SHEET*
                                NOVEMBER 30, 2002
                                   (UNAUDITED)

              (in millions, except share and per share information)

                                                                                    ELIMINATIONS
                                                          DEBTORS      NON-DEBTORS  & ADJUSTMENTS  CONSOLIDATED
                                                       -------------  ------------  ------------   ------------
ASSETS:
Cash and cash equivalents ..........................   $         274  $         46   $         --  $        320
Restricted cash and cash equivalents ...............             327             1             --           328
Accounts receivable, net ...........................             433            92             12           537
Other assets and prepaid costs .....................             123            43             (4)          162
                                                       -------------  ------------   ------------  ------------
  Total current assets .............................           1,157           182              8         1,347
Property and equipment, net ........................           6,827         1,877            635         9,349
Investments in and advances to /from affiliates, net           5,085        (1,028)        (3,554)          503
Other assets .......................................             164            12            (69)          107
Net assets of discontinued operations ..............              --           397             --           397
                                                       -------------  ------------   ------------  ------------
  Total assets .....................................   $      13,233  $      1,440   $     (2,980) $     11,693
                                                       =============  ============   ============  ============
LIABILITIES:
Liabilities not subject to compromise
  Accounts payable .................................   $         123  $         95   $         --  $        218
  Accrued construction costs .......................              20           117             --           137
  Accrued cost of access ...........................             138            30             --           168
  Accrued interest and dividends ...................              --            --             --            --
  Current portion of deferred revenue ..............             212            48             (4)          256
  Current portion of long-term debt ................              --            --             --            --
  Current portion of obligations under capital
   leases ..........................................              --            15             --            15
  Other current liabilities ........................             325           170             --           495
                                                       -------------  ------------   ------------  ------------
  Total current liabilities ........................             818           475             (4)        1,289
  Long-term debt ...................................              --            --             --            --
  Obligations under capital leases .................              --            68             --            68
  Deferred revenue .................................           1,777           468           (289)        1,956
  Other deferred liabilities .......................             169           (50)            --           119
                                                       -------------  ------------   ------------  ------------
  Total liabilities not subject to compromise ......           2,764           961           (293)        3,432
                                                       -------------  ------------   ------------  ------------
Liabilities subject to compromise
  Accounts payable .................................             152            --             --           152
  Accrued construction costs .......................             215            --             --           215
  Accrued cost of access ...........................             287            --             --           287
  Accrued interest and dividends ...................             194            --             --           194
  Other liabilities ................................             590            --             --           590
  Debt obligations .................................           6,634            --             --         6,634
  Obligations under capital leases .................              48            --             --            48
                                                       -------------  ------------   ------------  ------------
  Total liabilities subject to compromise** ........           8,120            --             --         8,120
                                                       -------------  ------------   ------------  ------------
  Total liabilities ................................          10,884           961           (293)       11,552
                                                       -------------  ------------   ------------  ------------

MINORITY INTEREST ..................................              --            --             --            --
                                                       -------------  ------------   ------------  ------------
MANDATORILY REDEEMABLE AND CUMULATIVE CONVERTIBLE
 PREFERRED STOCK ...................................           3,362            --            (93)        3,269
                                                       -------------  ------------   ------------  ------------
SHAREHOLDERS' EQUITY: ..............................          (1,013)          479         (2,594)       (3,128)
                                                       -------------  ------------   ------------  ------------
         Total liabilities and shareholders' equity    $      13,233  $      1,440   $     (2,980) $     11,693
                                                       =============  ============   ============  ============

  *The accompanying notes are an integral part of this financial statement. As described in the accompanying notes to consolidated financial statements, the Company has deconsolidated the financial position of Asia Global Crossing, Ltd. and its subsidiaries effective November 18, 2002.

 **Total liabilities subject to compromise is the current estimate by Global
   Crossing Ltd. (in provisional liquidation in the Supreme Court of Bermuda) and its debtor subsidiaries of the total claims that will be restructured in their chapter 11 cases. See Notes 1 and 4.

                                                                      SCHEDULE 2

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                     CONSOLIDATING STATEMENT OF OPERATIONS*
                      FOR THE MONTH ENDED NOVEMBER 30, 2002
                                   (UNAUDITED)

              (In millions, except share and per share information)

                                                                  NON-DEBTORS
                                                                  (EXCLUDING      ASIA GLOBAL
                                                                  ASIA GLOBAL       CROSSING      ELIMINATIONS
                                                       DEBTORS     CROSSING)     (A NON-DEBTOR)   & ADJUSTMENTS  CONSOLIDATED
                                                    ------------  ------------   ---------------  -------------  ------------
REVENUES .........................................  $        199  $         53   $             5  $         (18) $        239
OPERATING EXPENSES:
       Cost of access and maintenance ............           150            21                 4              9           184
       Other operating expenses ..................            45            32                 5            (17)           65
       Depreciation and amortization .............            72             9                 8             --            89
                                                    ------------  ------------   ---------------  -------------  ------------
                                                             267            62                17             (8)          338
                                                    ------------  ------------   ---------------  -------------  ------------
OPERATING LOSS ...................................           (68)           (9)              (12)           (10)          (99)
OTHER INCOME (EXPENSE):
       Minority interest .........................            --            --                --              9             9
       Interest expense ..........................            (1)           (1)               (4)            --            (6)
       Other income, net .........................            58             6                --             --            64
                                                    ------------  ------------   ---------------  -------------  ------------
LOSS FROM CONTINUING OPERATIONS
 BEFORE REORGANIZATION ITEMS .....................           (11)           (4)              (16)            (1)          (32)
REORGANIZATION ITEMS:
       Professional fees .........................            (4)           --                --             --            (4)
       Restructuring costs .......................            --            --                (2)            --            (2)
       Retention plans costs .....................            (2)           --                --             --            (2)
       Interest income, net ......................             1            --                --             --             1
                                                    ------------  ------------   ---------------  -------------  ------------
LOSS FROM CONTINUING OPERATIONS BEFORE PROVISION
 FOR INCOME TAXES ................................           (16)           (4)              (18)            (1)          (39)
     Benefit for income taxes ....................            12            --                --             --            12
                                                    ------------  ------------   ---------------  -------------  ------------
LOSS FROM CONTINUING OPERATIONS ..................            (4)           (4)              (18)            (1)          (27)
       Loss from discontinued operations .........            --            (5)               --             --            (5)
                                                    ------------  ------------   ---------------  -------------  ------------
NET LOSS APPLICABLE TO COMMON SHAREHOLDERS .......  $         (4) $         (9)  $           (18) $          (1) $        (32)
                                                    ============  ============   ===============  =============  ============

* The accompanying notes are an integral part of this financial statement. Includes the results of operations of Asia Global Crossing, Ltd. through November 17, 2002. As described in the accompanying notes to consolidated financial statements, the Company has deconsolidated the results of operations of Asia Global Crossing, Ltd. and its subsidiaries effective November 18, 2002.

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)
                      (Excludes Asia Global Crossing Ltd.)

                                                                      SCHEDULE 3

                          CASH DISBURSEMENTS & RECEIPTS
                     FOR THE 4 WEEKS ENDED NOVEMBER 29, 2002
                                  (in millions)

                                                 NON-DEBTORS
                                      --------------------------------
                                                         CONSOLIDATED    NON-DEBTORS   DEBTORS   CONSOLIDATED
                                      NON-DEBTORS [A]   GLOBAL MARINE       TOTAL       TOTAL        TOTAL
                                      ---------------  ---------------  ------------  --------  --------------
CASH COLLECTIONS [B]                  $            68  $            31  $         99  $    234  $          333

CASH DISBURSEMENTES
  Cost of Access                                   (9)              --            (9)     (132)           (141)
  Cost of Sales - Global Marine                    --              (24)          (24)       --             (24)
  Real Estate & Facilities                         (3)              --            (3)      (12)            (15)
  Third Party Maintenance                         (11)              --           (11)       (3)            (14)
  Professional Fees - Chap. 11                     --               --            --       (13)            (13)
  Total Capital Expenditures                      (12)              --           (12)       (3)            (15)
  Employee Costs [C]                               (6)              (6)          (12)      (27)            (39)
  Excise, Sales & Trust Fund Taxes                 (1)              --            (1)       (8)             (9)
  Other                                           (12)              --           (12)      (10)            (22)
                                      ---------------  ---------------  ------------  --------  --------------
TOTAL CASH DISBURSEMENTS [D]                      (54)             (30)          (84)     (208)           (292)
                                      ---------------  ---------------  ------------  --------  --------------
NET CASH FLOW [E]                     $            14  $             1  $         15  $     26  $           41
                                      ===============  ===============  ============  ========  ==============

NOTES:
[A] Excludes Global Marine Systems.
[B] Cash Collections by Debtors includes a $51 Federal Tax Refund collected during November, 2002.
[C] Employee Costs include payroll, benefits, taxes and severance.
[D] Disbursements contained herein differ from 'Schedule 4: Total
     Disbursements by Debtors' due to differences in time periods covered. [E] For the 4 weeks ended November 29, 2002, the Debtor entities did not fund the Non-Debtor entities.

                                                                      SCHEDULE 4
TOTAL DISBURSEMENTS BY DEBTORS
FOR THE PERIOD FROM NOVEMBER 1 TO NOVEMBER 30, 2002

--------------   -------------------------------------------------------------------------    ---------------
   CASE#                                 LEGAL ENTITY NAME                                     DISBURSEMENTS
--------------   -------------------------------------------------------------------------    ---------------
02-40187 (REG)   Global Crossing North America, Inc. (NY)(Frontier)                                   101,382
02-40188 (REG)   Global Crossing Ltd.(Bermuda)**                                                            -
02-40189 (REG)   Atlantic Crossing Holdings Ltd. (Bermuda)**                                                -
02-40190 (REG)   Atlantic Crossing Ltd. (Bermuda)**                                                 1,800,276
02-40191 (REG)   Atlantic Crossing II Ltd (Bermuda)**                                                       -
02-40192 (REG)   Global Crossing Holdings Ltd. (Bermuda)**                                              6,000
02-40193 (REG)   Global Crossing International Ltd. (Bermuda)**                                             -
02-40194 (REG)   Global Crossing Network Center Ltd. (Bermuda)**                                    1,477,280
02-40195 (REG)   Mid-Atlantic Crossing Holdings Ltd. (Bermuda)**                                            -
02-40196 (REG)   Mid-Atlantic Crossing Ltd. (Bermuda)**                                                     -
02-40197 (REG)   Pan American Crossing Holdings Ltd. (Bermuda)**                                            -
02-40198 (REG)   Pan American Crossing Ltd (Bermuda)**                                                      -
02-40199 (REG)   South American Crossing Holdings Ltd. (Bermuda)**                                          -
02-40200 (REG)   ALC Communications Corporation (DE)                                                        -
02-40201 (REG)   Atlantic Crossing Holdings U.K. Limited (U.K.)                                             -
02-40202 (REG)   Budget Call Long Distance, Inc. (DE)                                                       -
02-40203 (REG)   Business Telemanagement, Inc. (CA)                                                         -
02-40204 (REG)   Equal Access Networks, LLC (DE)                                                            -
02-40205 (REG)   GC Dev. Co., Inc. (DE)                                                                     -
02-40206 (REG)   GC Mart LLC (MI)                                                                           -
02-40207 (REG)   GC Pacific Landing Corp (DE)                                                               -
02-40208 (REG)   GC Pan European Crossing Holdings B.V. (Netherlands)                                   2,700
02-40209 (REG)   GC Pan European Crossing Luxembourg I S.a.r.l. (Luxembourg)                                -
02-40210 (REG)   GC Pan European Crossing Luxembourg II S.a.r.1. (Luxembourg)                               -
02-40211 (REG)   GC St. Croix Co. (USVI)                                                               38,000
02-40212 (REG)   Global Crossing Advanced Card Services, Inc. (LA)                                        134
02-40213 (REG)   Global Crossing Bandwidth, Inc. (CA)                                                       -
02-40214 (REG)   Global Crossing Billing, Inc. (MI)(f/k/a/ Frontier Billing Corp.)                          -
02-40215 (REG)   Global Crossing Cyprus Holdings Limited (Cyprus)                                           -
02-40216 (REG)   Global Crossing Development Co. (DE)                                              28,171,791
02-40217 (REG)   Global Crossing Employee Services, Inc. (DE)                                          12,115
02-40218 (REG)   Global Crossing GlobalCenter Holdings, Inc. (DE)                                           -
02-40219 (REG)   Global Crossing Government Markets USA, Inc (DE)                                           -
02-40220 (REG)   Global Crossing Holdings U.K. Limited (U.K.)                                               -
02-40221 (REG)   Global Crossing Holdings USA LLC (DE)                                                      -
02-40222 (REG)   Global Crossing Internet Dial-Up. Inc (DE)                                                 -
02-40223 (REG)   Global Crossing Latin America & Caribbean Co. (DE)                                   950,000
02-40224 (REG)   Global Crossing Local Services, Inc. (Ml)                                                  -
02-40225 (REG)   Global Crossing Management Services, Inc. (DE)                                             -
02-40226 (REG)   Global Crossing North American Holdings, Inc. (DE)                                         -
02-40227 (REG)   Global Crossing North American Networks, Inc. (DE)                                         -
02-40228 (REG)   Global Crossing Telecommunications. Inc. (MI)                                    163,997,686
02-40229 (REG)   Global Crossing Telemanagement VA, LLC (VA)                                                -
02-40230 (REG)   Global Crossing Telemanagement, Inc. (WI)                                                  -
02-40231 (REG)   Global Crossing USA Inc. (DE)                                                              -
02-40232 (REG)   Global Crossing Ventures, Inc. (DE)                                                        -
02-40233 (REG)   GT Landing Corp (DE)                                                                       -
02-40234 (REG)   GT Landing II Corp. (DE)                                                                   -
02-40235 (REG)   IXNet, Inc. (DE)                                                                           -
02-40236 (REG)   MAC Landing Corp. (DE)                                                                     -
02-40237 (REG)   Metaclorin Inveslco II. Inc. (DE)                                                          -
02-40238 (REG)   PAC Landing Corp. (DE)                                                                     -
02-40239 (REG)   Pan American Crossing U.K. Ltd (U.K.)                                                      -
02-40240 (REG)   Subsidiary Telco, LLC (DE)                                                                 -
02-40241 (REG)   US Crossing, Inc. (DE)                                                                     -
02-11982 (REG)   GT U.K. Ltd. (UK )                                                                         -
02-13765 (REG)   SAC Peru S.R.L. (Peru)                                                               132,120
02-14268 (REG)   GC Pan European Crossing UK Limited UK)                                            1,084,559
02-14269 (REG)   Global Crossing Network Center (UK) Ltd.                                             667,607
02-14270 (REG)   South American Crossing Ltd. (Bermuda)**                                                   -
02-14271 (REG)   GC Hungary Holdings Vagyonkezelo Korlatolt Felelossegu Tarsasag (Hungary)             13,000
02-14272 (REG)   GC Pan European Crossing Nederland B.V. (Netherlands)                                954,555
02-14273 (REG)   GC UK Holdings Limited (UK)                                                                -
02-14274 (REG)   Global Crossing Conferencing Limited (UK)                                                  -
02-14275 (REG)   Global Crossing Intellectual Property, Ltd (Bermuda)**                                     -
02-14276 (REG)   Global Crossing Intermediate UK Holdings Limited (UK)                                      -
02-14277 (REG)   Global Crossing Ireland Limited (UK)                                               4,176,560
02-14278 (REG)   Global Crossing Services Europe Limited (UK)                                               -
02-14279 (REG)   Global Crossing Services Ireland Limited (UK)                                              -
02-14280 (REG)   Global Crossing Venezuela B.V. (Venezuela)                                           255,232
02-14281 (REG)   IXNet UK Limited (UK)                                                                368,175
02-14282 (REG)   Mid-Atlantic Crossing Holdings UK Ltd. (UK)                                                -
02-14283 (REG)   PAC Panama Ltd. (Bermuda)**                                                           50,853
02-14284 (REG)   GT Netherlands B.V (Netherlands)                                                           -
02-14285 (REG)   Global Crossing IXNet EMEA Holdings Limited (UK)                                           -
02-14286 (REG)   Global Crossing Portfolio Holdings Ltd. (Bermuda)**                                        -
02-14287 (REG)   GC SAC Argentina SR.L (Argentina)                                                    350,000
02-14288 (REG)   SAC Brasil Ltda (Brazil)                                                             514,646
02-14289 (REG)   SAC Colombia Ltda. (Colombia)                                                         54,199
02-14290 (REG)   Global Crossing Europe Limited (UK)                                                7,069,391
                                                                                              ---------------
                                                                                  Total       $   212,248,261 [A]
                                                                                              ===============

[A] Disbursements contained herein differ from 'Schedule 3: Cash Disbursements & Receipts' due to differences in time periods covered

**In provisional liquidation in the Supreme Court of Bermuda